Exhibit 10.1

AMENDMENT NO. 2

This AMENDMENT NO. 2, dated as of March 23, 2009 (“Amendment No. 2”), is entered into by and among DAYTON SUPERIOR CORPORATION, a Delaware corporation (the “Borrower”), the persons designated as “Lenders” on the signature pages hereto (the “Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), a Delaware corporation, as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the other Loan Parties, the Lenders and GE Capital, as administrative agent and collateral agent, are party to the Revolving Credit Agreement dated as of March 3, 2008 (as amended by Amendment No. 1, dated as of March 16, 2009, the “Original Credit Agreement”; all capitalized terms defined in the Original Credit Agreement and not otherwise defined herein to have the meanings assigned thereto in the Original Credit Agreement); and

WHEREAS, the Borrower wishes to amend the Original Credit Agreement in the manner set forth below; and

WHEREAS, the Lenders, subject to the terms and conditions of this Amendment No. 2, are willing to amend the Original Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower and the Lenders agree as follows:

Section 1.
AMENDMENT

Subject to the satisfaction of the condition to effectiveness referred to in Section 3 below, the Original Credit Agreement is hereby amended as follows:

       (a)  Section 1.1 of the Original Credit Agreement is hereby amended by adding in the appropriate alphabetical places the following definitions:

“’Additional Special Overadvance’ shall have the meaning provided in Section 2.1(c).”

‘“Amendment No. 2’ means Amendment No. 2 to this Agreement dated as of March 23, 2009 among the Borrower, the Administrative Agent and the Lenders signatory thereto.”

‘“Amendment No. 2 Effective Date’ means March 23, 2009.”

‘“Fee PIK Amount’ shall have the meaning provided in Section 2(b) of Amendment No. 2.”

       (b)  The definition of “Amendment No. 2 “ appearing in Section 1.1 of the Original Credit Agreement is amended by replacing the phrase “No. 2” with the phrase “No. 1” in each place it appears therein.

       (c)  The definition of “Amendment No. 2 Effective Date” appearing in Section 1.1 of the Original Credit Agreement is amended by replacing the phrase “No. 2” with the phrase “No. 1” in each place it appears.

       (d)  The definition of “Applicable Margin” appearing in Section 1.1 of the Original Credit Agreement is amended and restated as follows:

“‘Applicable Margin’ means (i) in the case of any Eurodollar Rate Loan (other than any Eurodollar Rate Loan constituting a Special Overadvance), 6.50%, per annum (ii) in the case of any Base Rate Loan (other than any Eurodollar Rate Loan constituting a Special Overadvance), 5.50% per annum, (iii) in the case of Eurodollar Rate Loans constituting a Special Overadvance (other than the Additional Special Overadvance), 8.00% per annum, (iv) in the case of any Base Rate Loan constituting a Special Overadvance (other than the Additional Special Overadvance), 7.00% per annum, (v) in the case of Eurodollar Rate Loans constituting the Additional Special Overadvance, 10.00% per annum and (vi) in the case of any Base Rate Loan constituting the Additional Special Overadvance, 11.00% per annum.”

       (e)  The definition of the term “Base Rate” appearing in Section 1.1 of the Original Credit Agreement is amended and restated in its entirety as follows:

‘“Base Rate’ means the greatest of (i) the rate last quoted by The Wall Street Journal as the “Prime rate” (viz., as of the date hereof, the base rate posted by 70% of the nation’s largest banks) in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (ii) 400 basis points in excess of the Federal Funds Rate, (iii) 4.25% per annum and (iv) a per annum rate equal to the Eurodollar Rate calculated based on an Interest Period of three months plus the difference between the Applicable Margin for Eurodollar Rate Loans and the Applicable Margin for Base Rate Loans.”

       (f)  The definition of the term “Borrowing Availability” is amended by inserting the following after the phrase “Revolving Loans” in each instance it appears in clause (a) and clause (b) of such definition: “(other than the principal amount of the Revolving Loans constituting the Fee PIK Amounts)”.

       (g)  The definition of the term “Eurodollar Base Rate” appearing in Section 1.1 of the Original Credit Agreement is amended by inserting immediately after the phrase “Eurodollar Rate Loan,” appearing therein, the phrase “the greater of (i) 3.25% and (ii)”.

       (h)  The definition of “PIK Loan,” Revolving Loan” and “Swing Loan” appearing in Section 1.1 of the Original Credit Agreement are amended by changing each reference to “Section 2.19” appearing in each such definition to “Section 2.21”.

       (i)  The definition of the term “Scheduled Maturity Date” appearing in Section 1.1 of the Original Credit Agreement is amended and restated in its entirety as follows:

“‘Scheduled Maturity Date’ means April 9, 2009.”

       (j)  Section 2.1(a) of the Original Credit Agreement is amended and restated in its entirety as follows:

          “2.1      The Commitments11.  .    (a) Commitments.  On the terms and subject to the conditions contained in this Agreement, each Lender severally, but not jointly, agrees to make loans in Dollars (each a “Revolving Loan”) to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Lender’s Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender’s Pro Rata Share of the amount by which then effective Commitments exceeds the aggregate Revolving Credit Outstandings at such time and provided, further, the amount of any Revolving Loan to be made at any time shall not exceed Borrowing Availability except as permitted by Section 2.1(b) and Section 2.1(c).  Within the limits set forth in the first sentence of this clause (a), amounts of Revolving Loans repaid may be re-borrowed under this Section 2.1.  Notwithstanding the foregoing and notwithstanding anything to the contrary contained in this Agreement, from and after the Amendment No. 2 Effective Date, no Lender shall have any obligation to make any Swing Loan or Revolving Loan or issue any Letter of Credit, and the Borrower shall not request any Swing Loan, Revolving Loan or Letter of Credit (other than any extension of any Letter of Credit to a date not later than the Scheduled Maturity Date), except that, subject to the terms of this Agreement, including the conditions set forth in Section 3.2 and Section 2.2 and the delivery of a Notice of Borrowing, the Borrower may request and the Lenders shall be obligated to make Revolving Loans in an aggregate principal amount not to exceed the aggregate amounts received in collected funds on or after the Amendment No. 2 Effective Date by the Administrative Agent in the “Collection Account” (as such term is defined in the Pledged Account Agreement, dated as of March 3, 2008, by and among Keybank National Association, the Borrower, the Administrative Agent and the Term Loan Administrative Agent) and applied to reduce the principal of the Revolving Loans. Notwithstanding anything to the contrary contained in this Agreement, from and after the Amendment No. 2 Effective Date, the collected funds received in the Collection Account shall be applied to the Obligations in such manner and order as the Administrative Agent shall determine.”

       (l)  Section 2.1(c) of the Original Credit Agreement is amended and restated in its entirety as follows:

                    “(c)      From the Closing Date to the date (the "Special Overadvance Maturity Date") that is the earlier of the Scheduled Maturity Date and the date that is twenty four months after the Closing Date, and subject to compliance with all terms and conditions (other than the Borrowing Base Availability Limitation) for borrowing or Issuance of Letters of Credit hereunder (and in the manner otherwise provided for the borrowing of Revolving Loans and Swing Loans and Issuance of Letters of Credit in this Agreement), the Borrower shall be entitled under this Section 2.1(c) to utilize the Commitments and Swingline Commitment to borrow and repay (or have outstanding) Revolving Loans and Swing Loans and to obtain the Issuance of Letters of Credit, in each case, that constitute, upon the making thereof (or, in the case of the Additional Special Overadvance (as defined below) constitute as of the Amendment No. 2 Effective Date), Overadvances (each, including, without limitation, the Additional Special Overadvance (as defined below), a "Special Overadvance" and collectively, the "Special Overadvances"), in an aggregate outstanding principal or outstanding undrawn or unreimbursed amount not to exceed (i) from the Closing Date to, but excluding, the date that is six months after the Closing Date, $20,000,000, (ii) from and including the date that is six months after the Closing Date to, but excluding, the date that is twelve months after the Closing Date, $17,000,000, (iii) (x) from and including the date that is twelve months after the Closing Date to, but excluding, the date that is eighteen months after the Closing Date, $14,000,000, plus (y) from and including the Amendment No. 2 Effective Date through the earlier of (x) April 9, 2009 and (y) the Scheduled Maturity Date, an amount (the “Additional Special Overadvance”) equal to the lesser of (1) $13,500,000 and (2) the amount, in excess of $14,000,000, by which the Revolving Credit Outstandings as of the Amendment No. 2 Effective Date exceed the Borrowing Base (giving effect as of such date to the appraisals received by the Administrative Agent on or about March 20, 2009),  (iv) from and including the date that is eighteen months after the Closing date to, but excluding, the date that is twenty-four months after the Closing Date $7,000,000 and (v) from and including the date that is twenty four months after the Closing Date, $0. The Borrower shall immediately repay (i) the outstanding principal balance of the Special Overadvance on the Special Overadvance Maturity Date (and in any event shall repay the Additional Special Overadvance on the earlier of April 9, 2009 and the Scheduled Maturity Date), and (ii) any portion of the Special Overadvance that exceeds the maximum amount of permitted Special Overadvances under this Section 2.1(c). A Notice of Borrowing requesting a Revolving Loan or Swing Loan and an L/C Request, in each case, that constitutes in whole or in part a Special Overadvance shall identify same as such, and specify the amount that constitutes a Special Overadvance.  All the Lenders shall be bound to make, or permit to remain outstanding Special Overadvances based upon their Pro Rata Shares of the Commitments in accordance with the terms of this Agreement.  In making such identification, the Borrower shall refer to the Borrowing Base as reflected in its most recently delivered Borrowing Base Certificate.”

       (m)  Section 2.2 of the Original Credit Agreement is amended by (i) replacing the figure “$1,000,000” appearing therein with the figure “$250,000” and (ii) adding the following sentence at the end of such Section 2.2: “Notwithstanding anything to the contrary contained in this Agreement, each Notice of Borrowing delivered on or after the Amendment No. 2 Effective Date shall specify an Interest Period of one month.”

       (n)  Section 2.4(a) of the Original Credit Agreement is hereby amended by replacing the date “March 14, 2009” in each instance in which it appears therein with the date “April 9, 2009”.

       (o)  Section 2.9(b)(i) of the Original Credit Agreement is hereby amended by inserting the following immediately prior to the word “and” which ends such Section 2.9(b)(i): “, provided, that from and after the Amendment No. 2 Effective Date, in lieu of payments every three months from the first day of such Interest Period, payments of interest on Eurodollar Loans shall be made on the last day of each calendar month within such Interest Period,”.

       (p)  Section 2.10(a) of the Original Credit Agreement is hereby amended by adding the following sentence at the end of such Section 2.10(a): “Notwithstanding anything to the contrary contained in this Agreement, from and after the Amendment No. 2 Effective Date, no Interest Period other than a one month Interest Period may be selected for the conversion to or continuation of any Eurodollar Rate Loan.”

       (q)  Section 2.11(b) of the Original Credit Agreement is hereby amended by inserting the following immediately prior to the word “and” ending clause (ii)(A) of such Section 2.11(b): “or, from and after the Amendment No. 2 Effective Date, on the last day of each calendar month”.

       (r)  Section 2.11(c) of the Original Credit Agreement is hereby amended by adding a new sentence at the end of such Section 2.11(c) as follows: “Notwithstanding the foregoing and notwithstanding the terms of the Fee Letter, the Borrower shall, in lieu of the administration fee payable under the Fee Letter, pay an administration fee to the Administrative Agent in the amount of $125,000, payable on the Amendment No. 2 Effective Date and (y) $200,000 per year thereafter, payable on each anniversary of the Amendment No. 2 Effective Date.”

       (s)  Section 2.19 of the Original Credit Agreement is renumbered effective as of the Amendment No.1 Effective Date as Section 2.21 and is amended and restated in its entirety as follows:

“Section 2.21  PIK Provisions.

A portion of the interest accruing on the Loans and the other Obligations pursuant to Section 2.9 hereof, up to an amount of interest (x) in the case of interest (other than interest on Special Overadvances), representing a per annum rate of 4.00%, (y) in the case of interest on Special Overadvances (other than the Additional  Special Overadvance), representing a per annum rate of 3.00% per annum and (z) in the case of interest on the Additional Special Overadvance, representing a per annum rate of 5.00% per annum, may (in the case of (x), (y) and/or (z)), at the Borrower’s election (which election, and the amount thereof, shall be notified irrevocably in writing by the Borrower to the Administrative Agent no later than ten Business Days prior to the end of the applicable period for which accrued interest is required to be paid, or, in the case of interest paid on demand, no later than the date of such payment on demand), be paid in kind and capitalized as additional principal obligations on and as of the date for payment thereof as provided for in this Agreement or any Loan Document  (payable to the Lenders pro rata), all of which shall constitute Obligations as defined herein (such Obligations constituting capitalized amounts, “PIK Loans” which PIK Loans shall be deemed made on the date of the capitalization of such amounts) hereunder and constitute a part of the principal outstanding amount of the Loans for all purposes hereof (including the accrual of interest thereon at the rates applicable to Loans generally), and which may, at the request of any Lender to whom such capitalized interest is owing, be evidenced by PIK Notes in the form of Exhibit K hereto (and, if so requested by a Lender prior to the date of such capitalization, the Borrower shall have delivered a PIK Note evidencing such capitalized amounts to such Lender no later than such date of capitalization).  Each Lender is hereby authorized by the Borrower to enter on a schedule attached to any of its PIK Notes a record of amounts capitalized as principal and evidenced thereby, and amounts repaid or prepaid thereon, and such entries shall be conclusive in the absence of manifest error; provided, however, that the failure by any Lender to request or hold any PIK Note or to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower and the rights and remedies of any Lender hereunder (including in respect of that portion of the Loan constituting capitalized interest) or and on or under the PIK Notes.”.

       (t)  Section 3.2(b)(i) of the Original Credit Agreement is amended by inserting the following immediately after the phrase “representation or warranty” appearing in such Section 3.2(b)(i): “other than, after the Amendment No. 2 Effective Date, the representation and warranty contained in Section 4.5 and other than the representation and warranty contained in Section 4.6 except to the extent that the representation and warranty contained in Section 4.6 constitutes a representation and warranty that Borrower is Solvent within the meaning of clause (c) of the definition of the term ‘Solvent’).”

       (u)  Section 6.1(c) of the Original Credit Agreement is amended by inserting the following immediately after the phrase “90 days” appearing in such Section 6.1(c): “(or, in the case of the Fiscal Year ended December 31, 2008, 120 days)”.

       (v)  Section 6 of the Original Credit Agreement is amended by adding the following Sections 6.9 and 6.10 at the end of such Section 6 as follows:

“Section 6.9.  Additional Information.

In addition, from and after the Amendment No. 2 Effective Date, weekly, on Friday of each week, the Borrower shall deliver (i) to the Administrative Agent and the Lenders a Borrowing Base Certificate with respect to Borrower and its Domestic Subsidiaries, accompanied by such supporting detail and documentation as requested by the Administrative Agent in its reasonable discretion and (ii) to the Administrative Agent and the Lenders, a 13 week rolling cash flow forecast, together with an explanation of the differences from the prior cash flow forecast, in each case, in form and substance satisfactory to the Lenders. Borrower shall also deliver to the Administrative Agent and the Lenders all term sheets, engagement letters, letters of intent, agreements in principle and definitive agreements and, to the extent requested by the Administrative Agent or any Lender, other material documents, in each case relating to efforts by or on behalf of Borrower to raise debt or equity capital or to sell Borrower, and Borrower agrees not to enter into any such agreement that is subject to confidentiality provisions that prohibit disclosure thereof to the Administrative Agent and the Lenders.  Borrower shall conduct weekly telephone calls with the Administrative Agent, the other Lenders who wish to participate, the advisors to the Administrative Agent and to the Lenders and the financial advisors to the Borrower. Such telephone calls may be conducted concurrently with those required by Section 6.9 of the Term Loan Credit Agreement. From time to time, at the request of the Administrative Agent or any Lender, Borrower shall deliver to the Administrative Agent and the Lenders lists of all financial advisors retained by Borrower and descriptions of the compensation arrangements made with such financial advisors, and shall provide to the Administrative Agent and the Lenders access to such advisors and such other information as the Administrative Agent or any Lender may request with respect to work being performed by such advisors on behalf of the Borrower.

Section 6.10.  Additional Deliveries.

Concurrently with delivering or giving any financial statement, certificate, report, notice or writing, or providing other information, under the foregoing provisions of Section 6, Borrower will deliver a copy of such financial statement, certificate, report, notice or writing or provide such other information to the Lenders.”

       (w)  Section 7.7 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 7.7.  Access to Books and Records.  Each Group Member shall permit the Administrative Agent, the Lenders and any Related Person of any of them and any financial advisor to the Lenders or legal counsel to the Administrative Agent or to the Lenders (other than the Administrative Agent), as often as reasonably requested, at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (a) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member, (b) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member and (c) communicate directly with any registered certified public accountants (including the Group Members’ Accountants); provided that if such visit or inspection occurs at any time when no Default has occurred and is continuing, such visit or inspection shall be coordinated through the Administrative Agent.  Each Group Member shall authorize its respective registered certified public accountants (including the Group Members’ Accountants) to communicate directly with the Administrative Agent, the Lenders and their Related Persons and with any financial advisor to the Lenders or legal counsel to the Administrative Agent or the Lenders, and to disclose to the Administrative Agent, the Lenders and their Related Persons and any financial advisor to the Lenders or legal counsel to the Administrative Agent or the Lenders all financial statements and other documents and information as they might have and the Administrative Agent or any Lender reasonably requests with respect to any Group Member.”

       (x)  Section 7.11(c) of the Original Credit Agreement is hereby amended by inserting the following immediately prior to the period that ends such Section 7.11(c): “, provided, however, that notwithstanding the foregoing, from and after the Amendment No. 2 Effective Date, whether or not any Event of Default is continuing, the Administrative Agent may direct, and at the direction of the Required Lenders shall direct, that all cash or securities in any Controlled Deposit Account (other than Borrower’s disbursement account into which proceeds of the Loans are deposited) or Controlled Securities Account be transferred on a daily basis to a deposit account maintained by and in the name of the Administrative Agent (which may be the deposit account described in Section 2.13(a)) for application to the Obligations”.

       (y)  Section 8.16 of the Original Credit Agreement is hereby amended by amending and restating clause (ii) thereof in its entirety as follows:  “(ii)          Liens permitted by Section 8.2(a) or Section 8.2(b),”

       (z)  Section 9.1 of the Original Credit Agreement is hereby amended by (i) replacing the period ending paragraph (i) of such Section 9.1 with “; or” and (ii) adding the following immediately thereafter:

 “(j)  the Borrower shall extend the expiration date of the Exchange Offer and Consent Solicitation Relating to Debt Securities Issued by Dayton Superior Corporation, issued by the Borrower on July 15, 2008 (the “Exchange Offer”), to a date beyond April 9, 2009 or shall accept any of the Senior Subordinated Notes pursuant to the Exchange Offer; or

(k)  the Borrower shall fail on or prior to April 9, 2009 to negotiate and deliver to the Administrative Agent a letter of intent or definitive term sheet for the acquisition of the Borrower by a Person acceptable to the Administrative Agent on terms and conditions satisfactory to the Administrative Agent; or

(l)  the Borrower shall fail to pay, on or prior to 5:00 p.m. (New York time) on March 23, 2009 to the Administrative Agent or King & Spalding LLP, in each case, in immediately available funds, the  fees and expenses and deposit described in Section 2(a) of Amendment No. 2.”

      (aa)  Exhibit C to the Original Credit Agreement is hereby replaced by Exhibit C attached hereto.

Section 2.
FEES AND EXPENSES

       (a)  On or prior to 5:00 p.m. (New York time) on March 23, 2009, Borrower shall promptly pay to Administrative Agent all reasonable costs, expenses and charges incurred by Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and any documents and instruments relating hereto pursuant to and consistent with Section 11.3 of the Credit Agreement.  On or prior to 5:00 p.m. (New York time) on March 23, 2009, the Borrower shall deposit with King & Spalding LLP, counsel for Administrative Agent, $25,000 to be applied toward payment of legal fees and expenses of King & Spalding LLP, in each case as incurred, in representation of the Administrative Agent in connection with this Amendment No. 2 and the preservation of their rights and any potential restructuring, as provided under Section 11.3(c) of the Original Credit Agreement; and the Borrower agrees to pay all such fees and expenses, if any, in excess of such amount, to the extent payable under Section 11.3(c) of the Original Credit Agreement, upon demand by such Lenders or the Administrative Agent, as the case may be.  Borrower also confirms its obligation under Section 11.3 of the Credit Agreement to reimburse all reasonable costs, fees and expenses of an independent financial consultant selected by the Administrative Agent and the Term Loan Administrative Agent (as retained by independent counsel to the Administrative Agent and the Term Loan Administrative Agent); provided, that the Required Lenders may, in their sole discretion, on behalf of the Lenders, select an independent financial consultant to the Lenders to be retained by one or more of the Lenders or counsel to one of more of the Lenders, in any case, as determined by the Required Lenders, and notwithstanding anything in Section 11 of the Credit Agreement to the contrary, Borrower shall reimburse all reasonable costs, fees and expenses of such financial consultant, and Administrative Agent shall not be entitled to reimbursement by Borrower for the costs or expenses of a separate financial consultant to Administrative Agent, in its capacity as such.

       (b)  In consideration of the execution by Administrative Agent and the Lenders of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Lender signing this Agreement shall earn a non-refundable fee, payable by Borrower on the Amendment No. 2 Effective Date to Administrative Agent for the pro rata benefit of each Lender without offset, deduction or withholding of any kind, in an amount equal to 3.0% of such Lender’s Commitment.  Such fee shall be paid-in-kind and capitalized as an additional principal amount of the Revolving Loan owing to such Lender (such amount, for each Lender, the “Fee PIK Amount”), and which shall, at the request of any Lender to whom such capitalized fee is owing, be evidenced by PIK Notes in the form of Exhibit K attached to the Credit Agreement.

Section 3.
CONDITIONS TO EFFECTIVENESS

This Amendment No. 2 shall be effective as of March 23, 2009 (the “Amendment No. 2 Effective Date”), subject to and upon satisfaction on or prior to such date of the following conditions: (i) receipt by the Administrative Agent of one or more counterparts of this Amendment No. 2 executed and delivered by the Borrower, the Administrative Agent and the Lenders, (ii) receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that the Term Loan Credit Agreement has been amended (or is concurrently being amended) pursuant to an amendment in the form of Annex I hereto (the “Term Loan Facility Amendment”), (iii) receipt by the Administrative Agent of a certificate of a Responsible Officer that no Default or Event of Default has occurred or is continuing, and (iv) the Borrower shall have delivered a PIK Note to each Lender that has made a request therefor of the Borrower representing such Lender’s pro rata portion of the principal amount of the fee referred to in, and capitalized pursuant to, Section 2(b) hereof.

Section 4.
LIMITATION ON SCOPE

Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms.  The amendment set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower or any other Loan Party requiring the consent of the Administrative Agent or Lenders except to the extent specifically provided for herein.  The Administrative Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or any other Loan Party for any existing or future Defaults or Event of Default.

Section 5.
MISCELLANEOUS

       (a)  The Borrower hereby represents and warrants that (i) this Amendment No. 2 has been duly authorized and executed by it, and the Original Credit Agreement, as amended by this Amendment No. 2, is its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium and similar laws affecting the rights of creditors in general; (ii) this Amendment No. 2 is being delivered in the State of New York; and (iii) each of the representations and warranties made or deemed made by Borrower under the Original Credit Agreement is true and correct as of the date of this Amendment No. 2.

       (b)  The Borrower hereby ratifies and confirms the Original Credit Agreement as amended hereby, and agrees that, as amended hereby, the Original Credit Agreement remains in full force and effect.

       (c)  The Borrower hereby acknowledges, confirms and agrees that, as of the date hereof, the security interests and liens granted to the Administrative Agent on behalf of itself and the Secured Parties under the Original Credit Agreement and the other Loan Documents securing the Obligations are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

       (d)  The Borrower hereby acknowledges, confirms and agrees that as of the Amendment No. 2 Effective Date (giving effect to the provisions of this Amendment No. 2), the Borrower is in the aggregate indebted to the Administrative Agent and Lenders for Loans under the Loan Documents in the principal amount of $110,770,000, and that all such obligations under the Credit Agreement owing by the Borrower together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by the Borrower to the Administrative Agent and each Lender pursuant to the terms of the Loan Documents and this Amendment No. 2, are unconditionally owing by the Borrower to each Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever

       (e)  The Administrative Agent and each Lender party to this Amendment No. 2 hereby consents to the amendments and modifications set forth in that certain Term Loan Facility Amendment attached hereto as Annex I.

       (f)  The Borrower hereby represents and warrants as of the date hereof in favor of the Administrative Agent and each Lender that each and every representation and warranty heretofore made by the Borrower in the Original Credit Agreement and the other Loan Documents is true and correct as if made on the date hereof (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date) and with specific reference to this Amendment No. 2 and all other Loan Documents executed and/or delivered in connection herewith, provided that the representation and warranty contained in this paragraph (f) shall not apply to the representation and warranty contained in Section 4.5 of the Original Credit Agreement or the representation and warranty contained in Section 4.6 of the Original Credit Agreement, except to the extent that the representation and warranty contained in Section 4.6 of the Original Credit Agreement constitutes a representation and warranty that the Borrower is Solvent within the meaning of clause (c) of the definition of the term ‘Solvent’.

       (g)  The Borrower agrees that all Loan Documents remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 2.

       (h)  This Amendment No. 2 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

       (i)  All references in the Loan Documents to the “Credit Agreement” and in the Original Credit Agreement as amended hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Original Credit Agreement as amended by this Amendment No. 2 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

       (j)  Each of the following provisions of the Original Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment No. 2”: Section 11.11 (Notices), Section 11.13 (Governing Law), Section 11.14 (Jurisdiction), Section 11.15 (Waiver of Jury Trial), Section 11.16 (Severability) and Section 11.18 (Entire Agreement).

Section 6.
RELEASE

Borrower hereby releases, acquits, and forever discharges the Administrative Agent and each of the Lenders and each past or present affiliate, officer, director, agent, servant, employee, representative and attorney of the Administrative Agent and the Lenders from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which Borrower may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Administrative Agent or any Lender existing or occurring prior to the date of this Amendment No. 2 or any instrument executed prior to the date of this Amendment No. 2 including, without limitation, any claims, liabilities or obligations arising with respect to the Original Credit Agreement or the other of the Loan Documents.  The provisions of this Section 6 shall be binding upon Borrower and shall inure to the benefit of the Administrative Agent and the Lenders and each past or present affiliate, officer, director, agent, servant, employee, representative and attorney of the Administrative Agent and the Lenders.

[signature pages follow]

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:

DAYTON SUPERIOR CORPORATION, a
Delaware corporation

By: /s/ Edward J. Puisis___________________
Name:  Edward J. Puisis
Title: Executive Vice President and CFO

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent and a Lender

By: /s/ Michelle Handy______
Name: Michelle Handy
Title:  Its Duly Authorized Signatory

Annex I

Please see attached

Please see Exhibit 10.1

EXHIBIT C
TO
REVOLVING CREDIT AGREEMENT

FORM OF NOTICE OF BORROWING

GENERAL ELECTRIC CAPITAL CORPORATION
      as Administrative Agent under the
      Credit Agreement referred to below

                                                                                                    _________ __, ____

Attention:

Re:       Dayton Superior Corporation (the “Borrower”)

Reference is made to the Revolving Credit Agreement, dated as of March 3, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and L/C Issuers party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for such Lenders and L/C Issuers.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.1 of the Credit Agreement, of its request for a Revolving Loan (the “Proposed Borrowing”) and, in that connection, sets forth the following information:

A.  The date of the Proposed Borrowing is __________, ____ (the “Funding Date”). [a date no earlier than the immediately succeeding Business Day].

B.  The aggregate principal amount of Revolving Loan is $_________, of which $________ consists of Base Rate Loans and $________ consists of Eurodollar Rate Loans having an initial Interest Period of one month.1

The undersigned hereby certifies that the following statements are true on the date hereof, both before and after giving effect to the Proposed Borrowing:

(i)  the representations and warranties set forth in Article IV of the Credit Agreement and elsewhere in the Loan Documents are true and correct as though made on and as of such Funding Date, except (x) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such date, (y) for the representation and warranty contained in Section 4.5 and (z) for the representation and warranty contained in Section 4.6 except to the extent that the representation and warranty contained in Section 4.6 constitutes a representation and warranty that Borrower is Solvent within the meaning of clause (c) of the definition of the term “Solvent”);

1  Each Borrowing shall be in an aggregate amount that is an integral multiple of $250,000.

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(ii)  no Default is continuing; and

(iii)  the amount of the Proposed Borrowing, when added to all Revolving Loans made on or after the Amendment No. 2 Effective Date, does not exceed the aggregate collected funds received on or after the Amendment No. 2 Effective Date and applied to reduce the principal amount of the Revolving Loans.

DAYTON SUPERIOR CORPORATION

By:
Name:
Title:

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